UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

Bell Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-11471	95-2039211
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-563-2355

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2006, Bell Industries, Inc. (the "Company") entered into an amendment (the "Amendment") with SkyTel, Corp. ("SkyTel"), an indirect subsidiary of Verizon Communications Inc., to that certain Asset Purchase Agreement (the "Agreement"), dated November 10, 2006 between the Company and SkyTel, providing for the Company’s purchase of substantially all of the assets of SkyTel for $23,000,000, subject to certain post closing adjustments. The Amendment clarifies the right of the Company to assign its rights and obligations under the Agreement to the Company’s secured lenders in certain events.

Pursuant to the Agreement, the $3,450,000 purchase deposit paid by the Company upon the execution of the Agreement was forfeitable by the Company if the Company failed to obtain a financing commitment letter for the transaction on or prior to November 22, 2006. On November 17, 2006, the Company obtained a financing commitment letter for the transaction. The purchase deposit remains subject to forfeiture, however, if the Company fails to fulfill certain other conditions to close.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1- Amendment No. 1 to the Asset Purchase Agreement, dated as of November 16, 2006 between SkyTel Corp., a Delaware corporation, and Bell Industries, Inc., a California corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Industries, Inc.

November 20, 2006	By:	/s/ John A. Fellows

Name: John A. Fellows
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Asset Purchase Agreement, dated as of November 16, 2006 between SkyTel Corp., a Delaware corporation, and Bell Industries, Inc., a California corporation.